EXHIBIT 10.1

EXCLUSIVE RIGHT TO LICENSE AGREEMENT

    Oncolin Therapeutics, Inc. of Houston, Texas would like to evaluate Genistein analogs and the Pharmaceutical Research Institute ( PRI ) and Dr. Janusz Obukowicz would like to have the same analogs evaluated and therefore agree to the following terms:

    1.    Oncolin Therapeutics will have an exclusive worldwide right to license patents and patent applications covering composition and/or use of Genistein analogs for cancer treatment for a period of 9 months from receipt of compounds to be tested at $4,000.00/patent. If the company requires additional time , Oncolin would pay an additional $8,000/patent for a 6 month extension.

    2.    PRI will supply 1-2 of its best compounds for evaluation initially providing 100 mg quantities for in vitro evaluation and gram quantities of 1-2 compounds for in vivo evaluation for a small fee not to exceed $5,000. The results of these experiments will be provided to PRI.

    3.     If Oncolin desires to license these patents the terms would include :
a)     milestones of      $100,000 successful completion of Phase I/II clinical trial

                                    $400,000 successful completion of Phase II clinical trial

                           $900,000 NDA approval

b)     2.5% royalty on sales of product

c)     PRI would have an exclusive commercial supply agreement to be the principal supplier ( minimum of 70%) of drug substance and full exclusivity for the European market provided PRI has an approved GMP facility with the capacity required.

    4.     PRI asserts that it has the rights to the patents and patent applications and the right to license said IP.

For Oncolin Therapeutics, Inc.                                                     For PRI

/s/ Donald Picker                                                                            /s/ Janusz Obukowicz
     Donald Picker                                                                                      Janusz Obukowicz

Date     April 1, 2008                                                                     Date   March 24, 2008

Appendix 1

List of patents and patent applications pertaining to the exclusive right to license agreement between PRI, Warsaw and Oncolin, Houston, TX, USA.

1)	Isoflavones and their derivatives in the treatment of mucopolysaccharidoses; WO 2007/035121 (29 March 2007; text available as pdf [Eng])
2)	New derivatives of genistein and pharmaceutical preparations containing them; P-346955 (2001; text available as pdf [Engl translation])
3)	Regioselective functionalization of hydroxyl groups in polyphenolic compounds; P-354794 (2002, text in Polish)
4)	New applications of genistein derivatives; P-369929 (2004, text in Polish)